UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2016

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 21, 2016, Acorn Energy, Inc. completed the previously announced sale of nearly 50% of its 79% fully-diluted interest in its DSIT Solutions, Ltd. underwater sonar and acoustic detection systems business to Israel-based Rafael Advanced Defense Systems Ltd., realizing gross proceeds of approximately $4.9 million, excluding escrow (approximately $0.6 million), fees and taxes. Acorn is also eligible to receive its pro-rata share (approximately 82%) of a $1.0 million earn-out over a three-year period.

Item 8.01 Other Events.

1. On April 21, 2016, Acorn Energy, Inc. issued the press release attached hereto as Exhibit 99.1 announcing the completion of the sale of nearly 50% of its 79% fully-diluted interest in its DSIT Solutions, Ltd. business to Rafael Advanced Defense Systems Ltd.

2. On April 21, 2016, Acorn Energy, Inc. issued the press release attached hereto as Exhibit 99.2 announcing that it has initiated a process to liquidate the assets of its GridSense subsidiary.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Acorn Energy, Inc. dated April 21, 2016.

99.2 Press release of Acorn Energy, Inc. dated April 21, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of April, 2016.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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